UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 16, 2022

ABEONA THERAPEUTICS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15771	83-0221517
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1330 Avenue of the Americas, 33rd Floor,

New York, NY 10019

(Address of principal executive offices) (Zip Code)

(646) 813-4701

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	ABEO	Nasdaq Capital Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On May 16, 2022, Abeona Therapeutics Inc. (the “Company”) and Ultragenyx Pharmaceutical Inc. (“Ultragenyx”) entered into an exclusive license agreement (the “License Agreement”) for AAV gene therapy ABO-102 for the treatment of Sanfilippo syndrome type A (MPS IIIA) (“ABO-102”). Under the License Agreement, Ultragenyx will assume responsibility for the ABO-102 program, with the exclusive right to develop, manufacture, and commercialize ABO-102 worldwide. Also pursuant to the License Agreement, following regulatory approval, the Company is eligible to receive tiered royalties from mid-single-digit up to 10% on net sales and up to $30.0 million in commercial milestone payments.

The License Agreement is effective as of May 16, 2022 and will continue in full force and effect, on a licensed product-by-licensed product basis until the end of the royalty term for such licensed product. The royalty term for each licensed product will continue from the first commercial sale of the licensed product until the later of (i) the date that no valid patent claim would be infringed in the absence of the license granted under the License Agreement by the sale of the licensed product in the first country in which no such valid patent claim exists, and (ii) the tenth anniversary of the first commercial sale of the licensed product.

The License Agreement may be terminated by (i) either party upon a material breach by the other party (subject to prior written notice and a cure period), (ii) either party upon certain insolvency events, including bankruptcy proceedings, (iii) by Ultragenyx for convenience upon six months’ written notice, or (iv) by Ultragenyx upon written notice in the event Ultragenyx makes a good faith determination that there is a material safety issue or efficacy concern with respect to the licensed products, with Ultragenyx bearing responsibility for clinical study wind-down in the case of termination while clinical studies are ongoing. The License Agreement includes standard and customary provisions regarding, among other things, compliance with laws and regulations, confidentiality, intellectual property, representations and warranties, liability, indemnification, and insurance.

The foregoing description of the License Agreement is qualified in its entirety by reference to the complete text of the License Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2022.

Item 7.01 Regulation FD Disclosure.

On May 17, 2022, the Company and Ultragenyx issued a joint press release announcing the License Agreement. A copy of the press release is attached hereto as exhibit 99.1.

The information in Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release dated May 17, 2022, entitled “Ultragenyx Acquires Global Rights to AAV Gene Therapy ABO-102 for Sanfilippo Syndrome Type A (MPS IIIA) from Abeona Therapeutics”
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Abeona Therapeutics Inc.
(Registrant)

By:	/s/ Brendan M. O’Malley
Name:	Brendan M. O’Malley
Title:	Senior Vice President, General Counsel

Date: May 17, 2022